EXHIBIT 10.16

Agreement on Joint Provision of Advanced Course for Master’s Degree

Party A: DuoYuan Digital Printing Technology Industry (China) Co., Ltd.
Party B: Beijing Institute of Graphic Communication

In order to further improve the scientific research innovation and practical engineering capabilities of the engineering and project management personnel of Party A and thus to meet the requirements of development of emerging technologies, new businesses and the new situation, and through full mutual negotiation, Party A and Party B unanimously agree upon jointly providing an advanced course for master’s degree majoring in printing engineering (the “Course”) primarily to the backbone technical personnel of Party A, and hereby reach the following agreement (the “Agreement”) thereupon:

I.	Trainees

Engineering technical and managerial personnel of Party A that have obtained bachelor’s degrees of engineering or technology that are recognized by the State.

II.	Aims of the Course

Enable the trainees to obtain extensive and solid basic theories and knowledge of specialized domains, and to achieve certain proficiency in a foreign language so that they can read materials in their specialized field that are written in the foreign language. Improve their practical engineering and scientific research capabilities. Cultivate specialized talents that are capable of independently carrying out printing engineering research and development, undertaking scientific research, product development and technical management tasks in Party A, and possessing innovation capabilities.

III.	Curriculum Setup

1.
Academic Degree-aimed Curricula: in consistent with the curriculum setup defined in the master’s-degree graduate students training programme as developed by China People’s Liberation Army Information Engineering University that is in cooperation with Party B.

2.
Non-academic-degree-aimed Curricula: Curricula at high starting point, covering extensive domains, tallying with the trend of technology advancement and meeting the market needs shall be set depending on specific working requirements.

3.	Special Lectures: Known experts in the press technology domain will be invited to provide special lectures on advancement of press technology, etc.

4.
Trainees from Party A applying for master’s degree in the capacity of personnel with equivalent educational level are required to take the unified national examinations of subject-specific comprehensive accomplishment, Party B shall be responsible for purchasing teaching materials including review outlines, and both parties shall consult with each other to settle issues regarding provision of pre-examination coaching to the trainees.

5.	Total credits achieved under the Course shall not be less than 30 and please see Attachment 1 for detailed breakdown.

IV.	Faculty

The trainers shall meet the State’s requirements concerning qualification of teachers of students for master’s degree, and shall possess technical titles above associate senior level.

V.	Teaching Plan

1.	Venue of Teaching: on the campus of Party B

2.	Time of Teaching:

1)	Weekends and holidays, 8 hours per day, classes to be scheduled on Saturdays and Sundays in principle.

2)	Teaching to be started from March 9, 2002 and last for two school years (four semesters) to complete all scheduled curricula.

3.
Detailed teaching plan to be determined by Party A and Party B jointly depending on the curriculum setup and in consideration of the circumstances of Party A, each semester’s curriculum schedule to be negotiated and determined by Party A and Party B jointly 2 weeks before beginning of the semester.

4.	See Attachment 2 for the initial semester’s teaching plan.

VI.	Rights and Obligations of Party A

Party A shall:

1.	Select as trainees the backbone technical personnel that work in a practical manner, have strong professional skills and are able to persist in finishing the Course.

2.	Designate specific department or personnel to assist in the notification of matters relating to teaching and examinations of the Course.

3.	Assist in and oversee the implementation of the teaching plan.

4.	May send a few personnel to audit some curricula depending on actual needs of work, provided that they shall not affect the learning of the registered trainees.

5.	There shall be 20 or more trainees from Party A when the Course is officially commenced.

VII.	Rights and Obligations of Party B

Party B shall:

1.
Ensure provision of the same treatment to the training from Party A as that to registered full-time students of Party B, including guaranteed quality of teaching, availability of library and other teaching resources, and guaranteed supply of meals during the trainees’ stay on the campus for the Course.

2.	Provide appropriate teaching facilities, such as classrooms and computer rooms, to ensure normal teaching.

3.	Provide textbooks and teaching materials.

4.	Take charge of attendance of the trainees and administration of teaching.

5.	Take charge of management of teachers and guarantee the quality of teaching.

6.	Administer files of the trainees. Transfer their school reports and certificates of completion to Party A for keeping and disposal after the end of all curricula under the Course.

7.
Issue China People’s Liberation Army Information Engineering University Certificate of Completion of Advanced Course for master’s degree to each trainee that has passed examinations, which certificate shall mark “Orientation: Press Engineering”; and trainees absent from or failing examinations shall be treated as per applicable provisions of the “Regulation on Administration of Central Teaching of Advanced Course for Master’s Degree” of Party B (Attachment 3).

VIII.	Tuition and Terms of Payment

The tuition of the Course is RMB Ұ 4000.00 per trainee per school year and the Course will cover two years (that is, total tuition of each trainee of the Course shall be EIGHT THOUSAND RMB YUAN), and each school year’s tuition shall be paid in full in a lump sum at the beginning of the school year. Party B shall issue nationally unified invoice upon receipt of tuition payment. After Party A pays the initial installment of tuition, Party B shall start teaching within two weeks.
Trainees terminating the learning in half way shall be deemed as having voluntarily quitted.

IX.	Application for Master’s Degree and Competitive Thesis Examination

1.
Party B shall undertake that China People’s Liberation Army Information Engineering University, with which it collaborates for the purpose of the Course, will recognize the credits accomplished by the trainees of Party A.

2.
Party B shall be responsible for organizing and coordinating the trainees’ participation in the nationally unified foreign language examination for applying for master’s degree in accordance with applicable documents issued by the Ministry of Education.

3.
After the trainees pass the foregoing examination, Party B shall arrange teachers to direct the trainees to select thesis topics, carry out subject research and write theses for master’s degree, and shall organize and coordinate the competitive thesis examination for master’s degree and the award of the degree.

X.	Miscellaneous

1.	Party A and Party B shall consult with each other to settle issues unexhausted herein.

2.	The Agreement is made in two identical copies, with each party respectively holding one, both falling into force and effect from the date of signatures and seals of both parties.

3.	Contact Person of Party A: Training Center of DuoYuan Digital Printing Technology Industry (China) Co., Ltd, Tel: 010-61271971

Contact Person of Party B: Wu Huanquan with Beijing Institute of Graphic Communication Post-graduate Students Office, Tel: 010-69200512

Party A: /s/ DuoYuan Digital Printing Technology Industry (China) Co., Ltd.
Address: Daxing Industrial Development Zone
Tel: 60212222
Bank and Account No.:
Signed by Authorized Representative: Fang Na
(Common Seal)
Date: January 8, 2002

Party B: /s/ Beijing Institute of Graphic Communication
Address: #25 Xinghua North Road, Daxing District
Bank and Account No.:
Signed by Authorized Representative:
(Common Seal)
Date: January 8, 2002

Attachment 1:
Beijing Institute of Graphic Communication Curriculum Setup of Advanced Course for Master’s Degree of Press Engineering

Attachment 2: Advanced Course for Master’s Degree Teaching Plan of First Semester

Attachment 3:
Regulation on Administration of Central Teaching of Advanced Course for master’s degree